Exhibit 23.1


                                Michael F. Cronin
                           Certified Public Accountant
                             1574 Eagle Nest Circle
                          Winter Springs, Florida 32708


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Magicinc.com
530 North Federal Highway
Fort Lauderdale, Florida 33301

I hereby consent to the use of my report dated January 31, 2002, for the periods ended October 31, 2001 and October 31, 2000, in the Form 10-KSB in accordance with Section 12 of the Securities Exchange Act of 1934.


/s/ Michael F. Cronin
-----------------------------
Michael F. Cronin
Certified Public Accountant
February 13, 2001